UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 5, 2024, Scorpius Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”), pursuant to which the Company agreed to issue, in a private placement offering (the “Offering”), upon the satisfaction of certain conditions specified in the Purchase Agreement, 9% senior secured convertible notes (the “Notes”) in the aggregate principal amount of Thirteen Million Three Hundred Eighty-Eight Thousand Eight Hundred Eighty-Nine Dollars ($13,388,889), and warrants (the “Warrants”) to purchase up to an aggregate of Thirteen Million Three Hundred Eighty-Eight Thousand Eight Hundred Eighty-Nine (13,388,889) shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), to the Investors for an aggregate purchase price of $12,050,000, representing an original issue discount of ten percent (10%).

The closing is expected to occur on December 6, 2024 (the “Closing Date”). The Company anticipates that it will receive net proceeds from the Offering of approximately $3.3 million, net of the $8,500,000 of the Offering proceeds that the Company agreed to use to pay to the Investors pursuant to the Purchase Agreement to repurchase pre-funded warrants held by the Investors (the “Pre-Funded Warrants”), which amount will be paid to the Investors at the closing of the Offering, as well as repayment of a promissory note in the principal amount of $225,000, plus accrued interest, held by one of the Investors. In connection with the Offering, the Company agreed to reimburse the Investors for all costs and expenses incurred by them or their affiliates in connection with the transactions contemplated by the Purchase Agreement, up to $50,000. ThinkEquity LLC (“ThinkEquity”) acted as placement agent in the Offering. In connection with the closing of the Offering, the Company agreed to pay a placement fee to ThinkEquity equal to 8% of the net proceeds of the Offering paid to the Company, net of the amount used to repurchase the Pre-Funded Warrants and the amount of the original issue discount, which is expected to be $285,000.

On the Closing Date, the Company, each of the Company’s domestic subsidiaries and the Investors will also enter into a Security Agreement (the “Security Agreement”), pursuant to which the Company and each of the Company’s domestic subsidiaries will grant security interests in the Collateral (as such term is defined in the Security Agreement) to secure the obligations of the Company under the Notes and the Purchase Agreement. Each of the Company’s domestic subsidiaries will also execute and deliver a Subsidiary Guarantee on the Closing Date, pursuant to which they will agree to guarantee the Company’s obligations under the Notes and act as surety for payment of the Notes.

The Notes mature on the third anniversary of their date of issuance, unless prior thereto there is an event of default, and bear interest at a rate of 9% per annum payable in cash on the first business day of each fiscal quarter beginning January 2, 2025. The Notes are convertible, at the option of the holder, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the Note plus all accrued and unpaid interest at a conversion price equal to $0.50 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations. The Notes contain customary events of default, including the failure of Jeffrey Wolf to remain as Chief Executive Officer of the Company, unless an individual reasonably acceptable to the Investors has been appointed to replace Mr. Wolf within thirty (30) days of such occurrence, unless the Investors extend such deadline for an additional thirty (30) days at their sole discretion. If an event of default occurs, until it is cured, the Investors may increase the interest rate applicable to the Note to fifteen percent (15%) annum. If an event of default occurs, the Investors may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the Notes. Subject to limited exceptions set forth in the Notes, the Notes prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness. The Notes also provide that the Company shall, while the Notes remain outstanding, maintain a net monthly cash burn of not more than $1,800,000, calculated on an average trailing-three-month basis, decreasing by increments of $500,000 every three months.

The Notes are redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Notes are outstanding, if the Company enters into a Subsequent Placement (as such term is defined in the Purchase Agreement), each of the Investors shall have the right, in their sole discretion, to require that the Company redeem all, or any portion, of the amount due under their Note in an amount not in excess of the Investor’s pro rata amount of 25% of the gross proceeds of such Subsequent Placement.

The Warrants expire five years from their date of issuance. The Warrants are exercisable, at the option of the holder, at any time, for up to an aggregate of 13,388,889 shares of Common Stock of the Company at an exercise price equal to $0.50 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events. The Warrants provide for cashless exercise under certain circumstances.

The Purchase Agreement prohibits the Company from entering into a Variable Rate Transaction (as such term is defined in the Purchase Agreement) for a period of twelve months from the Closing Date, other than an equity line of credit with one of the Investors.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement within 30 days to register the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”) with the Securities and Exchange Commission (the “SEC”) and to use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 75 calendar days of the Closing Date (or 135 days if the SEC elects to review such registration statement) and to keep such registration statement effective for one year after its effectiveness.

On the Closing Date, all of the officers and directors of the Company will enter into Support Agreements, pursuant to which they will agree to vote all shares of Common Stock beneficially owned by each stockholder in favor of the transactions contemplated by the Purchase Agreement, including (a) the issuance of all of the Conversion Shares and Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock at the time the Company enters into the Purchase Agreement (the “Stockholder Approval”), and (b) any subsequent issuance(s) of the Conversion Shares or Warrants Shares in excess of 19.99% of the issued and outstanding Common Stock as a consequence of any corporate action, including the implementation of a reverse stock split. Pursuant to the Purchase Agreement, the Company has agreed to hold a meeting for the purpose of obtaining Stockholder Approval by March 31, 2025. If Stockholder Approval is not obtained by such date, the Company has agreed to hold a second meeting for the purpose of obtaining Stockholder Approval by July 1, 2025. If Stockholder Approval is not obtained by such date, the Company has agreed to hold a meeting every three months thereafter until Stockholder Approval is obtained.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investors represented to the Company, that they are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The number of shares of the Company’s Common Stock that may be issued upon conversion of the Notes and exercise of the Warrants, and inclusive of any shares issuable under and in respect of the Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Company’s Common Stock at the time the Company enters into the Purchase Agreement, 865,820 shares, unless Stockholder Approval is obtained to exceed the Exchange Cap. If the Notes were to fully convert into Conversion Shares at the Conversion Price, assuming no Exchange Cap, the Company would issue 26,777,778 Conversion Shares plus an additional 7,230,000 shares of Common Stock if interest and the Make-Whole Amount (as such term is defined in the Notes) is also converted into shares of Common Stock.

The foregoing descriptions of the Purchase Agreement, Notes, Warrants, Security Agreement, Subsidiary Guarantee and Support Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s Common Stock issued, and the shares to be issued, under the Purchase Agreement, the Notes, and the Warrants were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Senior Secured Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Security Agreement
10.3	Form of Subsidiary Guarantee
10.4	Form of Support Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer